UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 27, 2015

ARMCO METALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34631	26-0491904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1730 S. Amphlett Boulevard, Suite 230, San Mateo, CA	94402
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 212-7630

1065 E Hillsdale Blvd. Suite 315 Foster City, CA 94404
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Previously, in July 2013 Armco (Lianyungang) Renewable Metals, Inc. ("Renewable Metals"), a wholly owned subsidiary of Armco Metals Holdings, Inc., borrowed $3,500,000 from Fremery Holdings, Ltd. ("Fremery") pursuant to the term of a Loan Contract (the “Note”). The Note, which we have guaranteed, matures on July 20, 2015. On April 24, 2015 Fremery sold $1,200,000 of the Note (the "Purchased Debt") to Shanghai Heqi Investment Center (Limited Partner) ("Heqi") pursuant to the terms of an agreement between those two unrelated entities.

On April 27, 2015 we entered into an Agreement with Heqi pursuant to which, from time to time, Heqi may convert the Purchased Debt into shares of our common stock at a conversion price equal to 85% of volume weighed average price (VWAP) for the common stock during the 10 trading days prior to the conversion date. Heqi is not entitled to convert any portion of the Purchased Debt if, at the time of conversion, the number of shares to be issued to Heqi would result in Heqi and/or its affiliates being the beneficial owner of more than 4.99% of our outstanding shares of common stock. Under the terms of the Agreement the maximum number of shares of our common stock which we may issue upon possible conversions by Heqi of the Purchased Debt is 1,224,154 shares, and any amount of the Purchased Debt which is not available for conversion, if any, at maturity must be satisfied by us in cash.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Agreement which is filed as Exhibit 10.32 to this report and incorporated herein by reference.

Item8.01	Other Events.

On April 13, 2015 we entered into a lease with PS Business Parks, L.P., an unrelated third party, for the lease of approximatley 900 square feet of office space which is the location of our new principal executive offices. Under the terms of the lease which expires in April 2018, we pay a base monthly rental of $1,629.85 which exclates years to $1,762.84 in the final year of the agreement. We are also responsible for our proportionate share of the building's monthly operating expenses which are presently estimated at $660.75 per month.

Item9.01	Financial Statements and Exhibits.

(d)               Exhibits.

10.32	Agreement dated April 27, 2015 by and between Armco Metals Holdings, Inc. and Shanghai Heqi Investment Center (Limited Partner).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMCO METALS HOLDINGS, INC.

Date: April 29, 2015	By: /s/ Kexuan Yao
Kexuan Yao, Chief Executive Officer

EXHIBIT INDEX

10.32	Agreement dated April 27, 2015 by and between Armco Metals Holdings, Inc. and Shanghai Heqi Investment Center (Limited Partner).